UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2022

INGREDION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-13397	22-3514823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Westbrook Corporate Center Westchester, Illinois	60154-5749
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 551-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 16, 2022, Ingredion Incorporated (the “Company”) entered into a Credit Agreement, dated as of December 16, 2022 (the “Term Loan Credit Agreement”), between the Company, as borrower, and PNC Bank, National Association, as lender.

The Term Loan Credit Agreement establishes a 24-month senior unsecured term loan in the principal amount of $200 million (the “Term Loan”). The Term Loan was fully advanced to the Company on the December 16, 2022 closing date of the Term Loan Credit Agreement and the proceeds thereof were applied to repay existing indebtedness of the Company.

The Term Loan bears interest at a variable annual rate based on an adjusted daily Secured Overnight Financing Rate (SOFR) plus a margin of 1.10% per annum. Interest is payable quarterly in arrears.

The Term Loan matures on December 16, 2024. All or any portion of the Term Loan may be prepaid at any time without premium or penalty.

The Term Loan Credit Agreement contains customary affirmative and negative covenants that, among other matters, specify customary reporting obligations, and that, subject to exceptions, restrict the incurrence of additional indebtedness by the Company’s subsidiaries, the incurrence of liens and the consummation of certain mergers, consolidations and sales of assets. The Company is subject to compliance, as of the end of each quarter, with a maximum leverage ratio of 3.5 to 1.0 and a minimum ratio of consolidated EBITDA to consolidated net interest expense of 3.5 to 1.0, as each such financial covenant is calculated for the most recently completed four-quarter period.

The Term Loan Credit Agreement contains customary events of default including, among others, payment defaults, breach of covenants, cross-default to material indebtedness, bankruptcy-related defaults, judgment defaults, and the occurrence of a change in control of the Company. The occurrence of an event of default may result in the acceleration of repayment obligations and the exercise of remedies by the lender.

The lender under the Term Loan Credit Agreement or its affiliates have provided, and in the future may provide, certain commercial banking and other financial services in the ordinary course of business for the Company, its subsidiaries, and certain of its affiliates, for which they have received customary fees and other compensation.

The foregoing description of the Term Loan Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the Term Loan Credit Agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Credit Agreement, dated as of December 16, 2022, between Ingredion Incorporated, as borrower, and PNC Bank, National Association, as lender.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2022	Ingredion Incorporated

	By:	/s/ Tanya M. Jaeger de Foras
Tanya M. Jaeger de Foras Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer